UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

April 19, 2005

Date of Report (Date of earliest event reported)

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of principal executive offices)	(Zip Code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 19, 2005, Amgen Inc. (“Amgen” or the “Company”) and Immunex Corporation (a wholly-owned subsidiary of Amgen, “Immunex”) and Wyeth (formerly American Home Products Corporation, “Wyeth”) entered into Amendment No. 3 to Amended and Restated Promotion Agreement effective as of January 1, 2005 (the “Amendment”) further amending the Amended and Restated Promotion Agreement dated as of December 16, 2001, as amended (the “Promotion Agreement”). The Promotion Agreement sets forth certain terms and conditions relating to the promotion of Enbrel® in the United States and Canada. The Amendment amends certain portions of the Promotion Agreement to provide for the parties’ agreement to share costs for certain full time equivalents employed by Wyeth and Immunex performing medical affairs functions (including medical and scientific strategic consultation, medical review of promotional materials and publication planning, medical work on clinical trial design, responses to medical inquiries, and implementation and execution of clinical programs) pursuant to the terms and conditions of the Promotion Agreement. The Amendment provides, among other things, that Wyeth and Immunex shall share equally all reasonable costs of medical affairs full time equivalents that are approved in advance by the parties and in accordance with the terms of the Amendment and the Promotion Agreement. The Amendment will be filed as an exhibit to the Company’s next periodic filing with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: April 25, 2005	By:	/s/ David J. Scott
	Name:	David J. Scott
	Title:	Senior Vice President General Counsel and Secretary